Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

September 5, 2025

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Re:    Clene Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Clene Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of 800,000 shares of its common stock, par value $0.0001 per share (the “Shares”), issuable pursuant to the Clene Inc. Amended 2020 Stock Plan (the “Plan”). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)     The Registration Statement and all exhibits thereto.

(ii)    The Company’s Certificate of Incorporation, as amended.

(iii)     The Company’s Bylaws.

(iv)     The Plan.

(v)    Resolutions of the Board of Directors of the Company in connection with the Registration Statement.

(vi)    Certain minutes of the 2025 Annual Meeting of Stockholders of the Company.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i)    The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

Clene Inc.

September 5, 2025

(ii)    The authenticity of the originals of the documents submitted to us.

(iii)    The conformity to authentic originals of any documents submitted to us as copies.

(iv)    As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)    That the offer and sale of Shares under the Plan complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP